UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: August 6, 2007
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 (832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors
On August 6, 2007, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) elected Paula Rosput Reynolds and Peter J. Fluor as independent directors of the Company.
Both Ms. Reynolds, age 50, and Mr. Fluor, age 59, were elected as Class II directors with terms expiring in 2009. Ms. Reynolds was appointed to the Audit Committee, and Mr. Fluor was appointed to the Compensation and Benefits Committee. Both will also serve on the Board’s Nominating and Corporate Governance Committee.
Upon their election to the Board, Ms. Reynolds and Mr. Fluor each automatically received an initial equity award of 2,972 deferred shares. Such shares shall be distributed to each of Ms. Reynolds and Mr. Fluor upon their respective departures from the Board. Ms. Reynolds and Mr. Fluor each received the full quarterly Board and applicable committee retainers for the third quarter of 2007. Ms. Reynolds and Mr. Fluor will also receive the standard Board and committee retainers and meeting fees for non-management directors, plus expenses related to attendance, as well as the annual grants of deferred shares and stock options that are automatically awarded each year on the date of the Company’s annual shareholder meeting. The specific amounts and terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Commission on March 27, 2007.
Ms. Reynolds and Mr. Fluor will also each enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Commission.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Anadarko Press Release, dated August 6, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
August 6, 2007	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel, and Chief Administrative Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Anadarko Press Release, dated August 6, 2007.